Exhibit 99.1

Helios and Matheson Analytics Inc.

Enters Into Agreement to Issue $164.0 Million in Convertible Notes

Thursday, June 21, 2018 (GMT)

Helios and Matheson Analytics Inc. (Nasdaq: HMNY) (“HMNY”), a provider of information technology services and solutions and the 92% owner of MoviePass Inc. (“MoviePass”), the nation’s premier movie-theater subscription service, today announced that it has entered into a securities purchase agreement with institutional investors for HMNY to issue convertible notes in the aggregate principal amount of $164 million (the “Notes”) and 20,500 shares of preferred stock (the “Preferred Stock”). The net proceeds from the issuance of the Notes and the Preferred Stock will be used for general corporate purposes. HMNY is not obligated to register the resale of any shares underlying the Notes with the Securities and Exchange Commission. Absent registration, the investors may resell the shares underlying the Notes only pursuant to Rule 144 or another available exemption from registration.

The Notes will be convertible, at the option of the holder, at a conversion price of $1.00, subject to adjustment. The Preferred Stock is not convertible into common stock. Each share of Preferred Stock is entitled to 3,205 votes per share on all matters on which holders of common stock are entitled to vote.

Pursuant to the terms of the securities purchase agreement, at the closing of the financing, the investors will pay for the Preferred Stock and the Notes with $20.5 million in cash up front and investor notes in the aggregate principal amount of $139.4 million payable to HMNY (the “Investor Notes”). Each investor may prepay its Investor Note, with the resulting cash being paid to HMNY, in its discretion.

Canaccord Genuity LLC acted as sole placement agent for the financing. Palladium Capital Advisors LLC acted as a financial advisor.

Key Transaction Details

The investors may require HMNY to redeem the Notes at any time after seven months from the issue date of the Notes, including the portion of outstanding principal amount of the Investor Notes for which the investors have prepaid to HMNY a corresponding amount of cash under the Investor Notes, plus accrued unpaid interest on those amounts and a make-whole amount of interest on those amounts calculated through the two-year maturity date of the Notes.

The Notes are not secured by any assets of HMNY other than the Investor Notes. The conversion price of the Notes is subject to adjustment in the event the Company sells shares of common stock or common stock equivalents for less than $1.00 per share in the future, subject to customary excluded issuances.

The investors may require HMNY to redeem the Preferred Stock at any time at a price of $0.01 per share. After the first 15% of the aggregate principal amount of any Note has been paid or converted, HMNY may redeem all or a portion the Preferred Stock held by the holder of that Note at a price of $0.01 per share. Each holder of the Preferred Stock will not be permitted to transfer such holder’s Preferred Stock prior to the time when at least 15% of the aggregate principal amount of such holder’s Note has been converted or paid.

For additional information concerning the details of the financing, please refer to the Current Report on Form 8-K to be filed by HMNY with the U.S. Securities and Exchange Commission (the “SEC”).

The Notes, the shares of common stock issuable upon conversion thereof and the Preferred Stock have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered or sold absent such registration or pursuant to an available exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Helios and Matheson Analytics

Helios and Matheson Analytics Inc. (Nasdaq:HMNY) (“Helios”) is a provider of information technology services and solutions, offering a range of technology platforms focusing on big data, artificial intelligence, business intelligence, social listening, and consumer-centric technology. Helios currently owns approximately 92% of the outstanding shares (excluding options and warrants) of MoviePass Inc., the nation's premier movie-theater subscription service. Helios' holdings include RedZone Map™, a safety and navigation app for iOS and Android users, and a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology. Helios is headquartered in New York, NY and listed on the Nasdaq Capital Market under the symbol Helios. For more information, visit us at www.hmny.com.

About MoviePass Inc.

MoviePass Inc. (“MoviePass”) is a marketing technology platform enhancing the exploration of film and the moviegoing experience. As the nation's premier movie-theater subscription service, MoviePass provides film enthusiasts the ability to attend up to one new movie title per day in theaters. The service, now accepted at more than 91% of theaters across the United States, is the nation's largest theater network. Visit us at moviepass.com.

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Cautionary Statement on Forward-looking Information

Certain information in this communication contains “forward-looking statements” about HMNY within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. Statements regarding future events are based on HMNY’s current expectations and are necessarily subject to associated risks.

Such forward-looking statements are based on a number of assumptions. Although management of HMNY believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments (including, without limitation, the closing of the financing, the use of proceeds of the financing and whether the investor will prepay any of the Investor Notes) may differ materially and adversely from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Risk factors and other material information concerning HMNY and MoviePass are described in HMNY’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 15, 2018, in HMNY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018, and other HMNY filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on HMNY’s current expectations and HMNY does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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Contact:

Helios and Matheson Analytics Inc.

The Pollack PR Marketing Group

Stephanie Goldman, 310-556-4443

sgoldman@ppmgcorp.com

or

Mark Havenner, 310-556-4443

mhavenner@ppmgcorp.com

or

MoviePass

LaunchSquad

Gavin Skillman, 212-564-3665

gavin@launchsquad.com

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